UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported): February 5, 2015

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GREENHUNTER RESOURCES, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-33893 (Commission File Number)	20-4864036 (IRS Employer Identification No.)

1048 Texan Trail GRAPEVINE, TEXAS (Address of principal executive offices)	76051 (Zip Code)

Registrant’s telephone number, including area code: (972) 410-1044

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Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

In response to the U.S. Coast Guard recently making statements to certain media outlets that it has not given the Company clearance to ship wastewater by barge along the Ohio River, the Company states that on October 2, 2014, the Company received a letter from Mr. R.V. Timme, Captain in the U.S. Coast Guard, providing specifically that for any cargo that contains Oil Field Waste, the cargo must be transported in accordance with Navigation and Inspection Circular (NVIC) 7-87. One of the definitions of Oil Field Waste contained in NVIC 7-87 is “Salt water (produced brine or produced water). May contain oil”.

Any and all cargo to be transported by the Company on the Ohio River will be cargo classified as “Oil Field Waste” as defined by NVIC 7-87 and other applicable regulations and not as “Shale Gas Extraction Wastewater”. “Oil Field Waste” is what the Company handles on a daily basis in regards to transportation and disposal at its various SWD facilities.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREENHUNTER RESOURCES, INC.

Date: February 5, 2015	By:	/s/ Morgan F. Johnston
	Name:	Morgan F. Johnston
	Title:	VP, General Counsel and Secretary